UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 29,2024

SACKS PARENTE GOLF, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41701	82-4938288
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

551 Calle San Pablo
Camarillo, CA 93012

(Address of principal executive offices, including ZIP code)

855-774-7888

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	SPGC	The Nasdaq Stock Market, LLC

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 29, 2024, Sacks Parente Golf, Inc. (the “Company”) entered into an offer letter (the “Letter”) with Ryan Stearns pursuant to which Mr. Stearns was appointed the Chief Financial Officer of the Company, effective as of January 6, 2025.

Mr. Stearns, age 53, is a seasoned and versatile senior leader with two decades of experience in effectively overseeing a wide array of intricate financial duties across diverse sectors including public and private entities, as well as international organizations. From 2021 to the present, Mr. Stearns served as the Chief Financial Officer of JTB Strategic Services, a finance, technology and human resources consulting firm specializing in healthcare, fintech and SaaS customers and related projects. From 2017 to 2021, Mr. Stearns served as Chief Financial Officer of Medical Innovations, a biotech and medical devices company.

Pursuant to the Letter, Mr. Stears will be responsible for the duties and responsibilities normally associated with the title of Chief Financial Officer and will report to the Executive Chairman of the Company. Mr. Stearns will be paid a base salary of $225,000 per year and will be considered for discretionary bonuses to be determined by the Company. Subject to the approval of the Company’s Board of Directors, Mr. Stearns will be granted an option (the “Option”) to purchase 36,000 shares of the Company’s Common Stock with the exercise price to be the fair market value as of the date of the grant. The Option will vest over a three year period under which 1/3 of the Option will vest 12 months after the vesting commencement date and 1/36 of the total shares will vest at the end of each month thereafter subject to continued employment through each vesting date. The employment of Mr. Stearns is on an “at will” basis and either party may terminate the employment at any time for any reason.

The foregoing summary of the Letter does not purport to be complete and is subject to, and qualified in its entirety, by such document attached as Exhibit 10.1 to this Current report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Offer Letter dated December 29, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 3, 2025		SACKS PARENTE GOLF, INC.

	By:	/s/ Gregor Campbell
Gregor Campbell
Executive Chairman, Chief Executive Officer

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